Exhibit 99.1

Independence Realty Trust Announces Second Quarter 2026 Financial Results

PHILADELPHIA – (BUSINESS WIRE) – August 3, 2026 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, announces its second quarter 2026 financial results.

Second Quarter 2026 EPS of $0.01

Second Quarter 2026 CFFO Per Share of $0.28

Ahead of Expectations

Same-Store Portfolio NOI Growth of 1.2% for the Second Quarter 2026

 Increases of 0.9% in Rental Revenues and 0.5% in Property Operating Expenses

Leasing Spreads Accelerated in Improved Operating Environment

Completed 600 Renovations in Value Add Program for the Second Quarter 2026

Achieved Average ROI of 16.4%

 Investment Grade Balance Sheet Remains Strong

Fitch Ratings Upgraded Outlook to ‘Positive’

Affirmed MidPoint of Full Year 2026 Core FFO Per Share Guidance

Management Commentary

"Market conditions are improving and momentum is building across the portfolio as we move through 2026," said Scott Schaeffer, Chairman and CEO of IRT. "Lead volume is up meaningfully, new lease rate growth is nearing breakeven, and same-store results are ahead of plan. This operating momentum will translate into durable earnings growth and value creation for shareholders."

 Second Quarter Summary

•

Net income available to common shares of $3.4 million for the quarter ended June 30, 2026 compared to $8.0 million for the quarter ended June 30, 2025. Earnings per diluted share (“EPS”) of $0.01 for the quarter ended June 30, 2026 compared to $0.03 for the quarter ended June 30, 2025.

•

CFFO of $66.6 million for the quarter ended June 30, 2026 compared to $66.7 million for the quarter ended June 30, 2025. CFFO per share was $0.28 for the second quarter of 2026 and for the second quarter of 2025.

•	Same-store portfolio NOI growth of 1.2% for the quarter ended June 30, 2026 compared to the quarter ended June 30, 2025.

•	Adjusted EBITDA of $90.3 million for the quarter ended June 30, 2026 compared to $87.6 million for the quarter ended June 30, 2025.

•	Value Add Program completed renovations of 600 units during the quarter ended June 30, 2026, achieving a weighted average return on investment during the quarter of 16.4%.

Included later in this press release are definitions of NOI, CFFO, Adjusted EBITDA and other Non-GAAP financial measures used herein and reconciliations of such measures to their most comparable financial measures as calculated and presented in accordance with GAAP, as well as discussion of our same-store methodology.

Same-Store Portfolio(1) Operating Results

	Three Months Ended	Six Months Ended
	June 30, 2026 Compared to	June 30, 2026 Compared to
	Three Months Ended	Six Months Ended
	June 30, 2025	June 30, 2025
Rental and other property revenue	0.9% increase	1.1% increase
Property operating expenses	0.5% increase	1.2% increase
NOI	1.2% increase	1.1% increase
Portfolio average occupancy	30 bps decrease to 95.0%	20 bps decrease to 95.1%
Portfolio average rental rate	0.4% increase to $1,597	0.3% increase to $1,595
NOI Margin	20 bps increase to 62.7%	no change to 62.8%

	Q2 2025	Q1 2026	Q2 2026	Year over Year Change	Sequential Change
Same-Store Portfolio(1)
Average Occupancy	95.3%	95.2%	95.0%	(0.3)%	(0.2)%
Resident Retention Rate	58.4%	60.5%	58.1%	(0.3)%	(2.4)%

Lease Over Lease Effective Rental Rate Growth
All Leases
New	(3.5)%	(5.1)%	(2.1)%	1.4%	3.0%
Renewal	4.1%	3.5%	4.6%	0.5%	1.2%
Blended	0.5%	(0.5)%	1.6%	1.1%	2.1%
Like-Term Leases
New	(3.3)%	(3.9)%	(2.7)%	0.5%	1.2%
Renewal	3.9%	3.2%	4.1%	0.2%	0.9%
Blended	0.8%	0.7%	1.3%	0.5%	0.5%

(1)	Same-store portfolio includes 109 properties, containing 31,735 units.

Value Add Program

We completed renovations of 600 units during the three months ended June 30, 2026, achieving a weighted average return on investment of 16.4% with an average cost per unit renovated of $20,477, and an average monthly rent increase per unit of $279 over unrenovated comparable units. We completed renovations of 1,026 units during the six months ended June 30, 2026, achieving a weighted average return on investment of 15.9% with an average cost per unit renovated of $20,430, and an average monthly rent increase per unit of $272 over unrenovated comparable units. See the Value Add Summary page of our supplemental information for additional information on our projects' life to date as of June 30, 2026.

Investment Activity

Properties Held for Sale

•	As of June 30, 2026, we had two properties classified as held for sale. During the second quarter, we executed a purchase and sale agreement for the disposition of Stonebridge Crossings, with closing expected during the third quarter of 2026.

Capital Expenditures

Across our total portfolio for the three months ended June 30, 2026, recurring capital expenditures were $12.4 million, or $360 per unit; Value Add Program expenditures were $13.6 million; non-recurring expenditures were $12.9 million; and development expenditures were $0.3 million, respectively. For six months ended June 30, 2026, recurring capital expenditures were $18.5 million, or $537 per unit; Value Add Program expenditures were $22.1 million; non-recurring expenditures were $18.4 million; and development expenditures were $0.2 million, respectively.

Balance Sheet and Liquidity

At June 30, 2026, our net debt to Adjusted EBITDA was 6.5x. As of the same date and including the effect of hedges, our weighted average effective interest rate on our consolidated debt was 4.3% with a weighted average maturity of 2.9 years, and 86.9% of our debt was either subject to fixed interest rates or was hedged. Also as of June 30, 2026, we had approximately $503.1 million in liquidity through a combination of unrestricted cash and cash equivalents, and capacity under our unsecured revolver.

Dividend Distribution

On May 13, 2026, our Board of Directors declared a quarterly dividend of $0.18 per share of common stock, which represents a 5.9% increase over the prior quarterly rate of $0.17 per share. The second quarter dividend was paid on July 17, 2026 to stockholders of record at the close of business on June 26, 2026.

2026 EPS, FFO and CFFO Guidance

We affirm our guidance ranges for 2026 EPS, FFO, and CFFO per share and same-store NOI.  A reconciliation of our projected EPS to our projected FFO and CFFO per share is included below. See the schedules and definitions at the end of this release for further information regarding how we calculate CFFO and for management’s definition and rationale for the usefulness of CFFO.

	Previous Guidance		Current Guidance		Change at Midpoint
2026 Full Year EPS and CFFO Guidance(1)(2)	Low	High	Low	High
Earnings per share	$0.21	$0.28	$0.22	$0.27	$—
Adjustments:
Depreciation and amortization	1.06	1.06	1.06	1.06	—
Gain on sale of real estate assets (3)	(0.12)	(0.15)	(0.12)	(0.15)	—
FFO per share	1.15	1.19	1.16	1.18	—
Loan (premium accretion) discount amortization, net	(0.03)	(0.03)	(0.03)	(0.03)	—
CFFO per share (2)	$1.12	$1.16	$1.13	$1.15	$—

(1)

This guidance, including the underlying assumptions presented in the 2026 Guidance Assumptions table that follows, constitutes forward-looking information. Actual full year 2026 EPS, FFO, and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements”.

(2)	Per share guidance is based on 241.8 million weighted average shares and units outstanding.
(3)	Gain on sale of real estate assets includes gains on sales expected to be recognized with respect to two properties classified as held for sale as of June 30, 2026.

2026 Guidance Assumptions(1)

Our key guidance assumptions for 2026 are enumerated below. See the definitions at the end of this release for further information regarding our same-store definitions.

Same-Store Portfolio:	Previous 2026 Outlook:	Current 2026 Outlook:	Change at Midpoint
Number of properties/units	109 properties / 31,735 units	109 properties / 31,735 units	—
Property revenue growth	1.0% to 2.4%	1.5% to 1.9%	—
Controllable operating expense growth	4.6% to 5.6%	3.3% to 3.7%	(1.6)%
Real estate tax and insurance expense growth	0.0% to 1.0%	(1.0%) to (0.2%)	(1.1)%
Total operating expense growth	2.9% to 3.9%	1.6% to 2.4%	(1.4)%
NOI growth	(0.6%) to 2.2%	1.0% to 2.0%	0.7%

Corporate Expenses ($ in millions)
General and administrative & property management expenses	$55.0 - $57.0	$55.5 - $56.5	—
Interest expense(2)	$93.0 - $97.0	$96.5 - $97.5	2.0

Transaction/Investment Volume(3) ($ in millions)
Acquisition volume	$145	$145	—
Disposition volume	$106 - $112	$106 - $112	—

Capital Expenditures ($ in millions)
Recurring	$29 - $33	$30 - $32	—
Value add renovation program	$42 - $46	$43 - $45	—
Non-recurring and revenue enhancing	$32 - $36	$33 - $35	—
Development	—	—	—

(1)

This guidance, including the underlying assumptions, constitutes forward-looking information. Actual results could vary significantly from the projections presented. We undertake no duty to update the assumptions used in our guidance except as required by law. See “Forward-Looking Statements.”

(2)

Interest expense includes amortization of deferred financing costs but excludes loan premium accretion, net. As a result of purchase accounting we recorded loan premiums, net, that are accreted into and reduce GAAP interest expense over the remaining term of the associated debt. However, loan premium accretion is excluded from CFFO.

(3)	Acquisition volume reflects one property in Columbus, Ohio and the consolidation of a property underlying our joint venture investment in Austin, Texas, both of which occurred during the first quarter. Disposition volume reflects $106 million to $112 million related to the expected disposition of two properties classified as held for sale as of June 30, 2026. There can be no assurance that these dispositions will be consummated at expected pricing levels, within expected time frames, or at all. We continue to evaluate our portfolio for capital recycling opportunities so actual acquisition and disposition volume could vary significantly from our projections.

Selected Financial Information

See the schedules at the end of this earnings release for selected financial information for IRT.

Non-GAAP Financial Measures and Definitions

We disclose the following non-GAAP financial measures in this earnings release: FFO, CFFO, NOI and Adjusted EBITDA. Included at the end of this release are definitions of these non-GAAP financial measures and a reconciliation of our reported net income to our FFO and CFFO, a reconciliation of our same-store NOI to our reported net income, a reconciliation of our Adjusted EBITDA to net income, and management’s rationales for the usefulness of each of these and other non-GAAP financial measures used in this release.

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM ET on Tuesday, August 4, 2026 from the Investors section of IRT's website, https://investors.irtliving.com or by dialing 1.833.461.5787, access code 379217423. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the Investors section of IRT’s website until the next earnings release.

Supplemental Information

We produce supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same-store portfolio information and other useful information for investors. The supplemental information is available via our website, www.irtliving.com, through the "Investors" section.

About Independence Realty Trust, Inc.

Independence Realty Trust, Inc. (NYSE: IRT), an S&P 400 MidCap Company, is a real estate investment trust (“REIT”) that owns and operates multifamily communities across non-gateway U.S. markets. IRT’s investment strategy is focused on gaining scale near major employment centers within key amenity rich submarkets that offer good school districts and high-quality retail. IRT’s main investment objective is to provide attractive risk-adjusted returns to shareholders through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website, www.irtliving.com.

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, our earnings guidance, and the assumptions underlying such guidance, our expectations with respect to the timing and terms of sales, if any, with respect to the two properties which are classified as held for sale as of June 30, 2026, our expectations with respect to projects scheduled to start in 2026 and our expectations with respect to future acquisitions and dispositions. All statements in this release that address financial and operating performance, events or developments that we expect or anticipate will occur or be achieved in the future are forward-looking statements.

Our forward-looking statements are not guarantees of future performance and involve estimates, projections, forecasts and assumptions, including as to matters that are not within our control, and are subject to risks and uncertainties including, without limitation, risks and uncertainties related to changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could lead to declines in occupancy and rent levels, uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital, unexpected changes in our intention or ability to repay certain debt prior to maturity, increased costs on account of inflation, increased competition in the labor market, delays in the completion of, and failure to achieve anticipated benefits of, our projects with our joint venture partners, inability to sell certain assets, including those assets designated as held for sale, within the time frames or at the pricing levels expected, failure to achieve expected benefits from the redeployment of proceeds from asset sales, inability or failure to achieve anticipated benefits from future acquisitions and dispositions, delays in completing, and cost overruns incurred in connection with, our Value Add programs and failure to achieve rent increases and occupancy levels on account of the Value Add programs, unexpected impairments or impairments in excess of our estimates, new and/or increased regulations generally and specifically on the rental housing market, including legislation that may regulate rents and fees or delay or limit our ability to evict non-paying residents, risks endemic to real estate and the real estate industry generally, the impact of potential outbreaks of infectious diseases and measures intended to prevent the spread or address the effects thereof, economic conditions, including inflation and recessionary conditions and their related impacts on the real estate industry, U.S. and global trade policies and tensions, including changes in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, the impacts from existing and/or future U.S. foreign policy decisions including the involvement of the U.S. in foreign disputes and foreign wars, the effects of natural and other disasters, unknown or unexpected liabilities, including the cost of legal proceedings, costs and disruptions as the result of a cybersecurity incident or other technology disruption, including but not limited to a third party's unauthorized access to our data or the data of our residents, unexpected capital needs, inability to obtain appropriate insurance coverages at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverages, and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2025 and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements.

These forward-looking statements are based upon the beliefs and expectations of our management at the time of this release and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Schedule I

Independence Realty Trust, Inc.

Selected Financial Information

Dollars in thousands, except per share data

(unaudited)

	For the Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Selected Financial Information:
Operating Statistics:
Net income (loss) available to common shares	$3,391	$(68)	$33,266	$6,893	$8,046
Earnings per share -- diluted	$0.01	$0.00	$0.14	$0.03	$0.03
Rental and other property revenue	$167,126	$165,213	$166,797	$166,888	$161,891
Property operating expenses	$63,375	$62,124	$57,260	$61,699	$60,935
NOI	$103,751	$103,089	$109,537	$105,189	$100,956
NOI margin	62.1%	62.4%	65.7%	63.0%	62.4%
Adjusted EBITDA	$90,250	$86,447	$98,520	$92,643	$87,556
FFO per share	$0.28	$0.27	$0.33	$0.30	$0.28
CFFO per share	$0.28	$0.26	$0.32	$0.29	$0.28
Dividends per share	$0.18	$0.17	$0.17	$0.17	$0.17
CFFO payout ratio	64.3%	65.4%	53.1%	58.6%	60.7%

Portfolio Data:
Total gross assets	$7,217,214	$7,167,416	$7,030,516	$7,058,026	$6,874,320
Total number of operating properties (a)	116	115	114	115	113
Total units (a)	33,898	33,602	33,462	33,818	33,175
Portfolio period end occupancy (a)	94.9%	94.7%	94.9%	95.1%	95.2%
Portfolio average occupancy (a)	94.7%	94.6%	94.8%	94.9%	95.2%
Portfolio average effective monthly rent, per unit (a)	$1,593	$1,593	$1,593	$1,593	$1,582
Same-store portfolio (b):
Period end occupancy (b)	95.1%	95.2%	95.6%	95.6%	95.4%
Average occupancy (b)	95.0%	95.2%	95.3%	95.3%	95.3%
Average effective monthly rent, per unit (b)	$1,597	$1,595	$1,597	$1,597	$1,591

Capitalization:
Total debt (c)	$2,443,383	$2,433,543	$2,281,475	$2,296,202	$2,249,801
Common share price, period end	$16.69	$14.89	$17.48	$16.39	$17.69
Market equity capitalization	$4,033,711	$3,598,014	$4,250,723	$4,016,286	$4,241,203
Total market capitalization	$6,477,094	$6,031,557	$6,532,198	$6,312,488	$6,491,004
Total debt/total gross assets	33.9%	34.0%	32.5%	32.5%	32.7%
Net debt to adjusted EBITDA (d)	6.5x	6.5x	5.7x	6.0x	6.3x
Interest coverage	4.2x	4.2x	4.8x	4.5x	4.7x

Common shares and OP Units:
Shares outstanding	235,742,658	235,698,008	237,234,750	239,103,283	233,809,823
OP units outstanding	5,941,643	5,941,643	5,941,643	5,941,643	5,941,643
Common shares and OP units outstanding	241,684,301	241,639,651	243,176,393	245,044,926	239,751,466
Weighted average common shares and OP units	241,342,036	242,374,371	243,707,137	239,576,189	239,438,276

(a)	Excludes our development projects Flatiron Flats and Tisdale at Lakeline Station, as applicable. See the definitions at the end of this release.
(b)	Same-store portfolio consists of 109 properties, which represent 31,735 units.
(c)	Includes indebtedness associated with real estate held for sale, as applicable.
(d)

Reflects net debt to Adjusted EBITDA, which is annualized for each period presented, including adjustments for the timing and stabilization of acquisitions and the timing of dispositions impacting quarterly EBITDA. For the five quarters ended June 30, 2026, net debt to Adjusted EBITDA excluding adjustments for timing of acquisitions and dispositions was 6.7x, 6.9x, 5.7x, 6.1x, and 6.3x, respectively.

Schedule II

Independence Realty Trust, Inc.

Reconciliation of Net (Loss) Income to Funds from Operations and Core Funds From Operations

Dollars in thousands, except per share data

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Funds From Operations (FFO):
Net Income	$3,418	$8,172	$3,290	$16,698
Add-Back (Deduct):
Real estate depreciation and amortization	64,319	59,372	128,433	117,682
Our share of real estate depreciation and amortization from investments in unconsolidated real estate entities	831	457	1,707	914
Loss on impairment of real estate assets, net, excluding prepayment gains	—	—	—	73
FFO	$68,568	$68,001	$133,430	$135,367
FFO per share	$0.28	$0.28	$0.55	$0.57
CORE Funds From Operations (CFFO):
FFO	$68,568	$68,001	$133,430	$135,367
Add-Back (Deduct):
Other depreciation and amortization	542	422	1,060	839
Casualty (gains) losses, net	(553)	255	(476)	139
Loan (premium accretion) discount amortization, net	(2,021)	(1,985)	(4,038)	(4,014)
Prepayment (gains) penalties on asset dispositions	—	—	—	(1,570)
Loss on extinguishment of debt	—	—	—	67
Other loss	105	—	191	103
CFFO	$66,641	$66,693	$130,167	$130,931
CFFO per share	$0.28	$0.28	$0.54	$0.55
Weighted-average shares and units outstanding	241,342,036	239,438,276	241,855,351	238,059,411

Schedule III

Independence Realty Trust, Inc.

Reconciliation of Net (Loss) Income to Same-Store Net Operating Income (a)

Dollars in thousands

(unaudited)

	For the Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Net income (loss)	$3,418	$(127)	$34,015	$6,995	$8,172
Other revenue	(115)	(109)	(330)	(250)	(297)
Property management expenses	7,931	8,237	6,674	7,891	7,715
General and administrative expenses	5,685	8,514	4,673	4,905	5,982
Depreciation and amortization expense	64,861	64,632	62,984	61,735	59,794
Casualty (gains)losses, net	(553)	77	755	419	255
Interest expense	21,583	20,732	20,422	20,455	18,773
(Gain on sale) loss on impairment of real estate assets, net	—	—	(17,491)	12,841	—
Other loss	105	86	238	12	—
Loss (income) from investments in unconsolidated real estate entities	836	1,047	(2,403)	(9,814)	562
NOI	$103,751	$103,089	$109,537	$105,189	$100,956
Less: Non same-store portfolio NOI	5,318	4,833	5,375	4,878	3,703
Same-store portfolio NOI	$98,433	$98,256	$104,162	$100,311	$97,253

(a)	Same-store portfolio consists of 109 properties, containing 31,735 units.

Schedule IV

Independence Realty Trust, Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Interest Coverage Ratio

Dollars in thousands

(unaudited)

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Net (loss) income	$3,418	$(127)	$34,015	$6,995	$8,172
Add-Back (Deduct):
Interest expense	21,583	20,732	20,422	20,455	18,773
Depreciation and amortization	64,861	64,632	62,984	61,735	59,794
Casualty (gains) losses, net	(553)	77	755	419	255
(Gain on sale) loss on impairment of real estate assets, net	—	—	(17,491)	12,841	—
Loss (income) from investments in unconsolidated real estate entities	836	1,047	(2,403)	(9,814)	562
Other loss	105	86	238	12	—
Adjusted EBITDA	$90,250	$86,447	$98,520	$92,643	$87,556

INTEREST COST:
Interest expense	$21,583	$20,732	$20,422	$20,455	$18,773

INTEREST COVERAGE:	4.2x	4.2x	4.8x	4.5x	4.7x

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Net income	$3,418	$8,172	$3,290	$16,698
Add-Back (Deduct):
Interest expense	21,583	18,773	42,315	38,121
Depreciation and amortization	64,861	59,794	129,494	118,521
Casualty (gains) losses, net	(553)	255	(476)	139
Gain on sale of real estate assets, net	—	—	—	(1,496)
Loss on extinguishment of debt	—	—	—	67
Loss from investments in unconsolidated real estate entities	836	562	1,883	1,151
Other loss	105	—	191	103
Adjusted EBITDA	$90,250	$87,556	$176,697	$173,304

INTEREST COST:
Interest expense	$21,583	$18,773	$42,315	$38,121

INTEREST COVERAGE:	4.2x	4.7x	4.2x	4.5x

Schedule V

Independence Realty Trust, Inc.

Definitions

Average Effective Monthly Rent per Unit

Average effective rent per unit represents the average of net rent amounts, after concessions amortized over the life of the lease, divided by the average occupancy (in units) for the period presented. We believe average effective rent is a helpful measurement in evaluating average pricing. This metric, when presented, reflects the average effective rent per month.

Average Occupancy

Average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period.

Development Property

A development property is a property that is either currently under development or is in lease-up prior to reaching overall occupancy of 90%.

EBITDA and Adjusted EBITDA

Each of EBITDA and Adjusted EBITDA is a non-GAAP financial measure. EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as loss on impairment (gain on sale) of real estate, debt extinguishments and acquisition related debt extinguishment expenses, casualty (gains) losses and income (loss) from investments in unconsolidated real estate entities. We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. Our calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, our Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.

Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)

We believe that FFO and CFFO, each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and us in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, loss on impairment (gain on sale) of real estate and unconsolidated real estate entities, and the cumulative effect of changes in accounting principles. While our calculation of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to FFO computations of such other REITs.

CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including depreciation and amortization of other items not included in FFO, and other non-cash or non-operating gains or losses related to items such as casualty (gains) losses, loan premium accretion and discount amortization and debt extinguishment costs from the determination of FFO.

Our calculation of CFFO may differ from the methodology used for calculating CFFO by other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance, management believes they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash or non-recurring items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and our operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we believe that FFO and CFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Accordingly, FFO and CFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization and capital improvements. Neither FFO nor CFFO should be considered as an alternative to net income or any other GAAP measurement as an indicator of our operating performance or as an alternative to cash flow from operating, investing, and financing activities as a measure of our liquidity.

Interest Coverage

Interest coverage is a ratio computed by dividing Adjusted EBITDA by interest expense.

Lease Over Lease Effective Rent Growth

Lease Over Lease Effective Rent Growth represents the change in the weighted average effective monthly rental rate, including the impact of concessions, of a lease compared to the prior lease for that same unit. We report this statistic on both a like-term basis and an all leases basis. The like-term basis includes cases where both the current and prior lease associated with a unit reflect standard leasing activity and have terms of 9-14 months. An all leases basis includes all leases regardless of lease terms. We may report Lease Over Lease Effective Rent Growth for new leases, renewal leases, or blended across both new and renewal leases.

Net Debt

Net debt, a non-GAAP financial measure, equals total consolidated debt less cash and cash equivalents and loan premiums and discounts. The following table provides a reconciliation of total consolidated debt to net debt (dollars in thousands).

	As of
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Total debt	$2,443,383	$2,433,543	$2,281,475	$2,296,202	$2,249,801
Less: cash and cash equivalents	(22,513)	(23,341)	(23,564)	(23,290)	(19,491)
Less: loan discounts and premiums, net	(17,813)	(19,833)	(21,850)	(23,863)	(25,469)
Total net debt	$2,403,057	$2,390,369	$2,236,061	$2,249,049	$2,204,841

We present net debt and net debt to Adjusted EBITDA because management believes it is a useful measure of our credit position and progress toward reducing leverage. The calculation is limited because we may not always be able to use cash to repay debt on a dollar for dollar basis.

Net Operating Income

We believe that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding interest expense, depreciation and amortization, casualty related costs and gains, property management expenses, general and administrative expenses and net gains on sale of assets.

Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same-store and non same-store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

Non Same-Store Properties and Non Same-Store Portfolio

Properties that did not meet the definition of a same-store property as of the beginning of the previous year.

Same-Store Properties and Same-Store Portfolio

We review our same-store portfolio at the beginning of each calendar year. Properties are added into the same-store portfolio if they were owned and not a development property at the beginning of the previous year. Properties that are held for sale or have been sold are excluded from the same-store portfolio.

Rent Premium on Value Add Renovations

The rent premium reflects the per unit per month difference between the rental rate on the renovated unit excluding the impact of upfront concessions, if any, and the market rent for an unrenovated unit as of the date presented, as determined by management consistent with its customary rent-setting and evaluation procedures. We believe excluding the impact of upfront concessions from our rental rates when comparing to the market rental rates for unrenovated units makes the comparison most relevant and the resulting premium provides management with an indicator of the increased rent generated by the unit renovation.

Renovation Costs per Unit

Renovation costs per unit includes all costs to renovate the interior units and make certain exterior renovations, including clubhouses and amenities. Interior costs per unit are based on units leased. Exterior costs per unit are based on total units at the community. Excludes overhead costs to support and manage the value add program as those costs relate to the entire program and cannot be allocated to individual projects.

Return on Investment (“ROI”) on Value Add Renovations

ROI is calculated using the Rent Premium per unit per month, multiplied by 12, divided by the interior renovation costs per unit or the total renovation costs, as applicable. We use ROI on value add renovation projects to measure the profitability of a renovation project relative to other projects or relative to other uses of our capital.

Total Gross Assets

Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets. The following table provides a reconciliation of total assets to total gross assets (dollars in thousands).

	As of
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Total assets	$6,091,687	$6,099,308	$6,021,750	$6,092,592	$5,962,626
Plus: accumulated depreciation (a)	1,045,803	989,530	932,347	890,039	838,718
Plus: accumulated amortization	79,724	78,578	76,419	75,395	72,976
Total gross assets	$7,217,214	$7,167,416	$7,030,516	$7,058,026	$6,874,320

(a)	Includes accumulated depreciation associated with real estate held for sale, as applicable.